                                  $375,000,000

                           CHARTER MEDICAL CORPORATION

                   11 1/4% Senior Subordinated Notes due 2004



                          PURCHASE AGREEMENT



                                                          April 22, 1994



Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

BT Securities Corporation
130 Liberty Street, 30th Floor
New York, New York  10006

Ladies and Gentlemen:

            Charter Medical Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to Bear, Stearns & Co. Inc. and BT Securities Corporation (the "Initial Purchasers") upon the terms and subject to the conditions hereinafter set forth, $375,000,000 aggregate principal amount of its 11 1/4% Senior Subordinated Notes due 2004 (the "Notes"). The Notes will be issued pursuant to an indenture (the "Indenture") to be dated as of the Closing Date (as hereinafter defined), between the Company, the guarantors party thereto (the "Guarantors") and Marine Midland Bank, as trustee (the "Trustee"). The Indenture and the Notes will be substantially in the forms previously furnished to you and are more fully described in the Offering Memoranda referred to below. All capitalized terms used and not defined herein have the respective meanings ascribed to them in the Offering Memoranda.

            1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to you as follows:

            (a) The Company has prepared and furnished to you a preliminary offering memorandum, dated April 5, 1994, with respect to the Notes that is subject to completion, together with the Supplement, dated April


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      16, 1994, to such preliminary memorandum (collectively, the "Preliminary
      Memorandum") and also has prepared and proposes to furnish to you a final offering memorandum, dated April 22, 1994, with respect to the Notes that includes definitive information with respect to the rate of interest on and the offering price of the Notes, the use by the Company of the net proceeds from the sale thereof to you, and other data derived therefrom (hereafter, the "Definitive Memorandum" and collectively with the Preliminary Memorandum, the "Offering Memoranda"). The Preliminary Memorandum and the Definitive Memorandum, at the respective dates thereof and at all times subsequent thereto to and including the Closing Date do not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, no representation or warranty is made in this subsection (a) with respect to any information contained in or omitted from the Definitive Memorandum or the Preliminary Memorandum in reliance upon and in conformity with information with respect to you that has been furnished in writing to the Company by you expressly for use in connection with the preparation thereof.

            (b) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Definitive Memorandum any loss or interference with its business from fire, explosion, flood or other calamity (whether or not covered by insurance) or from any labor dispute or court or governmental action, order or decree, other than as set forth in the Definitive Memorandum, which loss or interference would, individually or in the aggregate, have a "Material Adverse Effect" (as defined in subsection (e) below).
      Subsequent to the respective dates as of which information is provided in the Definitive Memorandum and except as set forth in the Definitive Memorandum, there has not been any change in the capital stock (except for the exercise by grantees of outstanding options to purchase shares of Common Stock, $.25 par value, of the Company in accordance with the terms of such options and the plans under which they were issued) or long-term debt (except for scheduled principal payments, repayments and reductions of indebtedness with the net proceeds from the sale of


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      assets of the Company or its subsidiaries and excess cash from operations and one principal prepayment in respect of the Company's presently outstanding bank term loan) of the Company or any of its subsidiaries, any material adverse change in the business, prospects, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Change"), or any development or event involving a prospective Material Adverse Change, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet included in the Definitive Memorandum, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, that are material to the Company and its subsidiaries taken as a whole, except for those that are fully disclosed in the Definitive Memorandum.

            (c) This Agreement, the New Credit Agreement (and the "Credit Documents" as therein defined) and the Exchange and Registration Rights Agreement being entered into concurrently herewith, which shall be substantially in the form of Exhibit A hereto (the "Registration Rights Agreement"), have been duly and validly authorized, executed and delivered by the Company and each is a valid and binding agreement of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except insofar as rights to indemnification and contribution contained therein may be limited by federal or state securities laws or related public policy. This Agreement, the Registration Rights Agreement and the New Credit Agreement (and the Credit Documents) conform to the general descriptions thereof set forth in the Offering Memoranda, which general descriptions do not purport to describe all provisions of such documents.

            (d) The execution, delivery, and performance by the Company and the Guarantors of this Agreement, the Registration Rights Agreement, the Indenture, the Notes and the New Credit Agreement (and the Credit


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


      Documents), in each case to the extent a party thereto, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the issuance, sale and delivery of the Notes and the application of the net proceeds therefrom as set forth in the Offering Memoranda under the caption "Use of Proceeds," will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event that with notice, lapse of time, or both, would constitute a default) or require consent under, or result in the creation (except for the liens expressly contemplated by and created under the New Credit Agreement and the Credit Documents) or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, pursuant to the terms of any agreement, instrument, franchise, license or permit to or by which the Company or any of its subsidiaries is a party or may be bound (other than those as to which requisite waivers or consents have been obtained by the Company and furnished to you, and other than the agreements and instruments identified on Schedule 1(d) hereto relating to outstanding indebtedness of the Company and/or its subsidiaries which indebtedness shall be paid or redeemed in full or for which full provision for repayment in full shall irrevocably have been made on or prior to the Closing Date, or (ii) violate or conflict with any provision of the certificate of incorporation, by-laws, or equivalent instruments, of the Company or any of its subsidiaries (as amended and/or restated through the date hereof) or any judgment, decree, order, law, rule or regulation of any court or any public or governmental authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public or governmental authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the New Credit Agreement (and the Credit Documents), the Indenture or the Notes, except for such filings as may be required by, and compliance with, federal and state securities laws in connection with the performance of the Company's obligations under the Registration Rights Agreement.

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            (e)   Each of the Company and its subsidiaries has been duly
      organized, is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation and has the requisite corporate power and authority to conduct its business as described in the Offering Memoranda and to own, lease and operate its properties, and each is duly qualified and in good standing as a foreign corporation authorized to conduct business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, prospects, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole or adversely affect the validity or enforceability of the Notes (a "Material Adverse Effect").

            (f) All of the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable (except for assessments that may be imposed by the laws of governmental authorities of the State of New York with respect to back wages due to employees), and are owned directly or indirectly by the Company (except that the subsidiaries of the Company identified on Schedule 1(f) hereto may not be wholly owned, directly or indirectly, by the Company because of applicable statutory requirements of the jurisdictions set forth on such schedule), free and clear of any security interest, claim, lien, or encumbrance, except for (i) those in favor of a wholly owned domestic subsidiary or of a foreign subsidiary of the Company, (ii) those created in connection with the acquisition of a wholly owned domestic or a foreign subsidiary of the Company, the obtaining of first mortgage financing and the issuance of municipal, industrial development or similar tax exempt securities by certain subsidiaries of the Company and (iii) those to be created or permitted pursuant to the New Credit Agreement and the Credit Documents, and there are no preemptive, subscription or other rights granted to or in favor of any person other than the Company or one of its wholly owned subsidiaries to acquire any such capital stock.

            (g) The Company has an authorized capitalization as set forth in the Offering Memoranda. At the Closing

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      Date, all of the outstanding capital stock of the Company will have been duly authorized and will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive, subscription or similar rights.

            (h) The Notes have been duly and validly authorized for issuance by all necessary corporate action on the part of the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery of the Indenture by the Trustee and the execution and delivery of certificates of authentication by one of the Trustee's duly authorized officers), will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The Notes, when issued, will conform in all material respects to the description thereof set forth in the Offering Memoranda.

            (i) The Indenture conforms in all material respects to the description thereof set forth in the Offering Memoranda and conforms in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), applicable to indentures to be qualified thereunder. The Indenture has been duly and validly authorized by all necessary corporate action by the Company and the Guarantors and, when executed and delivered by the Company, the Guarantors and the Trustee (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (j) Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or by-laws (as amended and/or restated and in effect through the date hereof) or is in default in the performance of any obligation, agreement or condition contained in any bond, mortgage, debenture, note, deed of trust or contained in any other evidence of indebtedness or any other agreement, indenture or instrument to which it is a party or by which it or any of its property is bound, except for those defaults that, individually or in the aggregate, would not have a Material Adverse Effect.

            (k) Other than as set forth in the Definitive Memorandum, there are no legal or governmental proceedings (including, without limitation, proceedings relating to human health or the environment) pending to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which, if determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate, have a Material Adverse Effect, and, to the Company's knowledge, no such proceedings are threatened or contemplated. There is no contract, document, statute or regulation that is not described in the Offering Memoranda which is of a character that would be required to be described in the Offering Memoranda if the Offering Memoranda were a prospectus included in a registration statement on Form S-1 under the Act.

            (l) Each of the Company and its subsidiaries possesses all necessary licenses, consents, authorizations, approvals, orders, certificates and permits (including, without limitation, those relating to human health and/or the environment) (collectively, "Licenses") of and from, has made all declarations and filings with, and has satisfied all of its material obligations, including, without limitation, eligibility and other similar requirements imposed by, all federal, state, local and other public and governmental authorities, all self-regulatory organizations, including, without limitation, the Joint Commission on Accreditation of Health Care Organizations, and all courts and other tribunals, in each case as required for the conduct of the business in which it is engaged, except where the failure to obtain any such License, to make any such declaration or filing or to satisfy any such requirement would not, individually or in the aggregate, have a Material Adverse Effect. Each License is in full force and effect, each of the Company and its subsidiaries is operating in compliance with such Licenses, and there are no proceedings pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries which seek to cause any such License that is material to the conduct and/or prospects of the business of the Company and its subsidiaries to be revoked, withdrawn, canceled, suspended or not renewed, except where the failure of such License to be in full force or effect or the non-compliance with such License would not, individually or in the aggregate, have a Material Adverse Effect. No event has occurred which allows, or after notice or lapse of time, or both, would allow, revocation or termination of any such License or result in any other material impairment of the rights of the holder of any such License, except where the revocation or termination of any such License or any such impairment would not, individually or in the aggregate, have a Material Adverse Effect.

            (m) Each of the Company and its subsidiaries has conducted and presently is conducting its business in compliance with all applicable foreign, federal, state, and local laws, rules, regulations, codes and ordinances relating to (i) zoning, land use, protection of the environment, human health and safety, and hazardous or toxic substances, wastes, pollutants or contaminants, (ii) employee or occupational safety, employment discrimination, employee hours and wages and employee benefits, and (iii) payments for services rendered (A) from private insurers or federal, state or local payment or reimbursement programs or (B) directly from patients for psychiatric, behavioral and general healthcare services furnished to patients (whether treated on an inpatient or outpatient basis), except for such noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect.

            (n) Arthur Andersen & Co., whose reports are included in the Offering Memoranda, are independent public accountants for the Company under Rule 101 of the American Institute of Certified Public Accountants'

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      Code of Professional Conduct and its official interpretations and rulings.

            (o) The financial statements of the Company and its subsidiaries and related notes thereto included in the Offering Memoranda present fairly, in all material respects, the consolidated financial position, results of operations, cash flows and changes in stockholders' equity of the Company and its subsidiaries or affiliates (as reflected in such financial statements) in conformity with United States generally accepted accounting principles ("GAAP") on the basis stated in the Offering Memoranda at the respective dates and for the respective periods to which they apply. Such financial statements and notes have been prepared in accordance with GAAP consistently applied throughout the periods presented, except as disclosed therein; and the other financial, accounting and statistical information and data related to the Company set forth in the Offering Memoranda present fairly, in all material respects, the information purported to be shown thereby at the respective dates and for the respective periods to which they apply and, in the case of financial but not statistical information and data, have been prepared on a basis consistent with such financial statements and the books and records of the Company (which have been maintained in a manner consistent with GAAP) and the other entities as to which such information is shown.

            (p) Neither the Company nor any of its affiliates is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of, and is not registered or otherwise required to be registered under, the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "Public Utility Act").

            (q) The Notes, when issued, will not be of the same class (within the meaning of Rule 144A under the Act) as other securities of the Company that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated interdealer quotation system of a registered national securities association.

            (r) Neither the Company nor, assuming the accuracy of your representations contained in Section 3 hereof, any person acting on its behalf has offered the Notes for sale by means of any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Act or in any manner involving a public offering or distribution of the Notes within the meaning of the Act.

            (s) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Act) thereof has directly, or indirectly through any agent, within the six months next preceding the date hereof, sold, offered for sale or solicited offers to buy any "security" (as defined in the Act) of the same or a similar class as the Notes.

            (t)  Assuming the accuracy of your representations contained in
      Section 3 hereof and your compliance with your covenants therein set forth, it is not necessary, in connection with the sale and delivery of the Notes to you and the offer and resale of the Notes by you, in each case in the manner specified in this Agreement and as contemplated by the Offering Memoranda, to register the Notes under the Act or to qualify the Indenture under the Trust Indenture Act.

            (u) Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the issuance of the Notes.

            (v) Each of the Company and its subsidiaries has filed all material tax returns required to be filed by it and all such tax returns are true and complete in all material respects. Each of the Company and its subsidiaries has paid all taxes, assessments and other charges which have become due, other than those not yet delinquent and except for those contested in good faith by appropriate proceedings for which adequate reserves in conformity with GAAP have been provided and other than those which, individually or in the aggregate, would not have a Material Adverse Effect. No tax liens have been filed (except with respect to real property taxes not yet due) and no claims or assessments are being asserted with respect to any such taxes, assessments or other charges, other than liens, claims or assessments which, individually or in the aggregate, would not have a Material Adverse Effect.

            (w) The description of the Company's liability insurance set forth in the Offering Memorandum under the caption "Business--Liability Insurance" is a fair and accurate description thereof. The Company regularly accrues, and the financial statements of the Company reflect the accrual of, adequate reserves against loss contingencies arising from known and incurred claims against the Company and its subsidiaries. Management of the Company believes that its insurance coverage limits are adequate.

            (x) No labor dispute by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, has been threatened which would, individually or in the aggregate, have a Material Adverse Effect. No collective bargaining agreement exists with respect to any of the employees of the Company or its subsidiaries.

            (y) Each of the Company and its subsidiaries owns or possesses adequate rights to use all material trademarks, service marks and trade names owned or used by it or which are necessary for the conduct of its business; the Company and its subsidiaries have not received any notice of, and have no knowledge of, any infringement of or conflict with asserted rights of others with respect to any such trademarks, service marks or trade names which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

            (aa) Each of the Company and its subsidiaries has timely filed all requisite cost reports and other reports required to be filed in connection with federal Medicare and all applicable state Medicaid programs due on or before the date hereof, all of which are true and complete in all material respects. There are no claims, actions or appeals pending (and the Company and its subsidiaries have not filed any claims or reports that would result in any such claims, actions or appeals) before any commission, board or agency, including, without limitation, any intermediary or insurance carrier, the Provider Reimbursement Review Board or the Administrator of the Health Care Financing Administration, with respect to any state or federal

      Medicare or Medicaid cost reports or claims filed by the Company or any of its subsidiaries on or before the date hereof, or with respect to any disallowances by any commission, board or agency in connection with any audit of such cost reports, which, if adversely determined, could have a Material Adverse Effect. No validation review or program integrity review related to the Company or any of its subsidiaries has been conducted by any commission, board or agency in connection with state or federal Medicare or Medicaid programs, and no such reviews are scheduled, pending or, to the Company's best knowledge, threatened against or affecting the Company or any of its subsidiaries. Each of the Company and its subsidiaries has timely filed all material reports, data and other information required by other regulatory agencies, including, without limitation, the Florida Health Care Cost Containment Board. Except as disclosed in the Offering Memoranda, each of the Company and its subsidiaries is in compliance in all material respects with all rules, regulations and requirements of such agencies, except where such non-compliance would not have a Material Adverse Effect. Except as disclosed in the Offering Memoranda, the conduct of the business of each of the Company and its subsidiaries, including, without limitation, any presently existing transactions and agreements with physicians, does not violate the Medicare and Medicaid antifraud and abuse amendments codified under Section 1128B(b) of the Social Security Act or the Stark anti-referral provisions codified at 42 U.S.C. Section 1395nn, including all amendments thereto to the extent effective on the date hereof, except where such non-compliance would not have a Material Adverse Effect.

            (bb) Each of the Company and its subsidiaries has good and marketable fee simple title to or valid leasehold interests in all of its material real property and good title to all of its other material property (including, without limitation, all such real and other property reflected in the consolidated balance sheet of the Company as of September 30, 1993, other than properties included within the classification "Net Assets of Discontinued Operations" and other than properties disposed of in the ordinary course of business since such balance sheet date and other dispositions made in accordance with the Existing Credit Agreement, free and clear of all security interests, charges, pledges, mortgages, liens, encumbrances, hypothecations, collateral assignments and similar restrictions on and impairments and imperfections of title (collectively, "Liens"), other than Liens permitted under the Existing Credit Agreement and under outstanding industrial revenue bond obligations and hospital facility mortgages.

            (cc) The Company and its subsidiaries have not violated any federal, state or local law relating to discrimination in employment nor any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder ("ERISA"), nor has the Company or any of its subsidiaries engaged in any unfair labor practice, which in each case would result, singly or in the aggregate, in a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries or, to the best knowledge of the Company and its subsidiaries, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries or, to the best knowledge of the Company and its subsidiaries, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries or, to the best knowledge of the Company and its subsidiaries, threatened against any of them and (iii) to the best knowledge of the Company and its subsidiaries, no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the best knowledge of the Company, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, singly or in the aggregate) such as would not have a Material Adverse Effect.


            2.  PURCHASE, SALE AND DELIVERY OF THE SECURITIES.

              (a) On the basis of your representations, warranties and covenants set forth in Section 3 hereof, the Company agrees to sell to each of you and, each of you, severally and not jointly, agrees to purchase from the Company the principal amount of Notes set forth opposite your name below at a purchase price equal to 97.5% of the principal amount thereof; PROVIDED, HOWEVER, the Company shall not be obligated to sell the Notes to either of you unless each of you purchases on the Closing Date the respective principal amount of the Notes set forth opposite your name below.

      Bear, Stearns & Co. Inc.............................  $225,000,000

      BT Securities Corporation...........................  $150,000,000

              (b) Delivery of the Notes against payment of the purchase price therefor shall be made at the offices of Bear, Stearns & Co. Inc., located at 245 Park Avenue, New York, New York 10167, or such other location as may be mutually acceptable to each of you and the Company. Such delivery and payment shall be made at 9:30 a.m., New York time, on the fifth full business day next following the date of this Agreement, or at such other time as shall be agreed upon by each of you and the Company. The time and date of such delivery and payment are herein called the "Closing Date." Certificates evidencing beneficial interests in the Notes, in definitive form, without interest coupons, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), or in the name of such other eligible nominee of DTC identified by you to the Company in writing at least three full business days prior to the Closing Date, in the principal amounts corresponding to the aggregate principal amount of the Notes sold to QIBs (as defined in Section 3 below) (the "Global Notes"), and certificates evidencing one or more individually denominated Notes, each in definitive form, without interest coupons, registered in such names and in such denominations as you may request in writing at least three full business days prior to the Closing Date, in the principal amounts corresponding to the aggregate principal amount of the Notes sold to Accredited Institutions (as defined in Section 3 below) who are not QIBs (the "Non-global Notes"), shall be delivered to you by the Company, against payment by you of the aggregate purchase price therefor by wire transfer of immediately available funds in accordance with the instructions set forth in that certain letter agreement of even date herewith between the Company and each of you. The Company shall reimburse you for the incremental cost of such funds at the then prevailing federal funds effective overnight rate, plus 150 basis points and the amount of any applicable bank charges incurred by you.

              (c) The Company will permit you to examine and package the Global Notes and the Non-global Notes for delivery at least two full business days prior to the Closing Date.

              (d) It is understood that each certificate evidencing the Notes shall bear a legend substantially to the following effect:

            "This Note has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, may not be offered or sold to, or for the account or benefit of, any person except as set forth in the following sentence. By its acquisition hereof, the holder (1) represents that (a) it is a "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities
            Act) or (b) it is an "Accredited Investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institution (an "Institutional Accredited Investor"), (2) agrees that it will not prior to the date which is three years after the later of the date of original issuance of this Note and the last date on which the issuer or any affiliate of the issuer was the owner of this Note (the "Resale Restriction Termination Date") resell, pledge or otherwise transfer this Note, except (a) to the issuer, (b) to a person whom the seller reasonably believes is a Qualified Institutional Buyer purchasing for its own account or for the account of another Qualified Institutional Buyer in compliance with the resale provisions of Rule 144A under the Securities Act,
            (c) to an Institutional Accredited Investor that, prior to such transfer, furnishes to the Trustee a written certification containing certain representations and agreements relating to the restrictions on transfer of this Note (the form of which letter can be obtained from the Trustee), (d) pursuant to the resale limitations provided by Rule 144 under the Securities Act (if then available), (e) pursuant to an effective registration statement under the Securities Act, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of such holder's property or the property of such account at all times be within its control and to compliance with applicable state securities laws, and (3) agrees that it will deliver to each person to whom this Note is transferred a notice substantially to the effect of this legend. If the proposed transferee is an Institutional Accredited Investor, the holder must, prior to any such transfer, furnish to each of the Trustee and the issuer such certifications, legal opinions and other information as either of them reasonably may require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
            The foregoing restrictions on resale shall not apply subsequent to the resale Restriction Termination Date."

            3.  OFFERING AND RESALE OF THE NOTES.  You have advised the
Company that it is your intention, as promptly as you deem appropriate after the Company shall have furnished you with copies of the Definitive Memorandum (as specified in Section 4(b) hereof), to resell the Notes pursuant to the procedures and upon the terms and subject to the conditions set forth in the Definitive Memorandum. Each of you hereby represents and warrants to the Company that you are a Qualified Institutional Buyer and an Accredited Investor (within the meaning of Rule 501(a) of Regulation D under the Act). In connection therewith, you represent and warrant to and agree with the Company that the Notes have been and will be offered for sale and will be sold by you solely to (i) persons reasonably believed by you to be "Qualified Institutional Buyers" purchasing for their own account or for the account of other Qualified Institutional Buyers within the meaning of Rule 144A under the Act ("QIBs") and
(ii) a limited number of persons who are "Accredited Investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Act that are institutions (each, an "Accredited Institution"), and who provide to you a letter in the form of Exhibit A to the Offering Memorandum, that you have not and will not offer the Notes for sale by means of any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the

Act or in any manner involving a public distribution or offering of the Notes within the meaning of the Act. You agree that, prior to or simultaneously with the confirmation of sale by you to any purchaser of any of the Notes purchased by you from the Company pursuant hereto, you shall furnish to that purchaser a copy of the Definitive Memorandum (and any amendment thereof or supplement thereto that the Company shall have furnished to you prior to the date of such confirmation of sale).

            4. AGREEMENTS OF THE COMPANY. The Company agrees with you as follows:

            (a) The Company will advise you promptly (and, if so requested by you, will confirm such advice in writing) of the occurrence, during the period referred to in paragraph (d) below, of any event of which the Company has knowledge that makes any statement of a material fact made in the Definitive Memorandum untrue or that requires the addition of any statement of a material fact to, or other material change in, the Definitive Memorandum in order to make the statements therein, in light of the circumstances existing when it is delivered to a purchaser of the Notes, not misleading.

            (b) The Company will furnish to you and to those persons whom you identify to the Company such number of copies of the Definitive Memorandum, and any amendments of or supplements thereto, as you reasonably may request.

            (c) The Company will not make any amendment of or supplement to the Offering Memoranda of which you shall not previously have been consulted or use any such proposed amendment or supplement to which you shall reasonably and in good faith object.

            (d) If, during the period from the date of the Definitive Memorandum through the Closing Date, and for so long thereafter as in the opinion of your counsel the Definitive Memorandum is required to be delivered in connection with resales of the Notes by you, any event shall occur as a result of which it becomes necessary to amend or supplement the Definitive Memorandum in order to make the statements therein, in light of the circumstances existing when the Definitive Memorandum is delivered to a purchaser, not misleading, or if it becomes necessary to amend or supplement the

      Definitive Memorandum to comply with any law, the Company promptly will prepare an appropriate amendment of or supplement to the Definitive Memorandum so that the statements in the Definitive Memorandum, as so amended or supplemented, will not, in light of the circumstances existing when it is so delivered, be misleading, or so that the Definitive Memorandum will comply with law, and the Company will furnish to you such number of copies thereof as you reasonably may request.

            (e) The Company will cooperate with you and your counsel in connection with the registration or qualification of the Notes under the securities or "Blue Sky" laws of such jurisdictions as you may request, will continue such qualification in effect for so long as required to permit the continuance of sales of and dealings in the Notes within such jurisdictions to complete the resale by you of all of the Notes as specified in Section 3 hereof, and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; PROVIDED, HOWEVER, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file any general consent to service of process in any jurisdiction in which it is not already so qualified or subject.

            (f) For a period of three years following the date hereof and thereafter for so long as you are making a market in the Notes, the Company will furnish to you, upon request, a copy of each report mailed by the Company to holders of the Notes and/or holders of the Company's capital stock or filed by the Company with the Commission and such other publicly available information concerning the Company and its subsidiaries as you reasonably may request.

            (g) For so long as and at any time that the Notes are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company, upon request of any holder of the Notes, will furnish to such holder, and to any prospective purchaser or purchasers of Notes designated by such holder, information satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act.

            (h) If you so request, the Company will use its best efforts, and will cooperate with you, to cause the Notes to be eligible for inclusion in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market of the National Association of Securities Dealers, Inc. ("NASD").

            (i) The Company will not, and will not authorize or knowingly permit any person acting on its behalf to, offer to buy or offer to sell any of the Notes by means of any form of general solicitation or general advertising within the meaning of Section 502(c) of Regulation D under the Act or in any manner involving a public offering or distribution of the Notes within the meaning of the Act.

            (j) The Company shall not take any action or omit to take any action (and shall cause its subsidiaries not to take any action or omit to take any action) which taking or omission, as the case may be, would result in the Company becoming an "investment company" or a company controlled by an "investment company" within the meaning of, or require the Company to register as an "investment company" under, the Investment Company Act.

            (k) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all costs, expenses and fees incident to (i) the preparation, printing, and distribution (as applicable) of this Agreement, the Preliminary Memorandum, the Definitive Memorandum and all amendments thereof and supplements thereto, (ii) the reproduction and delivery of all other agreements, instruments and documents printed and delivered in connection with the offering and sale of the Notes, (iii) the registration or qualification of the Notes under the securities or "Blue Sky" laws of the several states (including, in each case, the reasonable fees and disbursements of your counsel relating to such registration or qualification and the preparation of a "Blue Sky" Memorandum relating thereto), (iv) the inclusion of the Notes in the PORTAL market of the NASD, (v) the engagement of the Trustee and its agents and the reasonable fees and disbursements of counsel for such Trustee in connection with the Indenture, (vi) the assignment to the Notes of an investment rating by all statistical rating agencies, including, without limitation, Standard & Poor's and Moody's Investors

      Services, and (vii) the performance by the Company of its other obligations under this Agreement.

            (l) The Company will apply the net proceeds from the sale of the Notes as set forth under the caption "Use of Proceeds" in the Definitive Memorandum.

            (m) The Company will use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Notes.

            (n) The Company will not (and will direct its affiliates not to) take, directly or indirectly, any action that is designed, or constitutes or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

            (o) During the period beginning from the date hereof and continuing to and including the date which is six months after the Closing Date, neither the Company nor any Affiliate (as defined in Rule 501(b) under the Act) thereof shall sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of the sale of any "security" (as defined in Section 2(1) of the Act) of the same or a similar class as the Notes, other than as contemplated by the Registration Rights Agreement.

            (p) The Company will use its best efforts to cause the Exchange Notes to be listed on a national securities exchange (registered as such under Section 6 of the Exchange Act) as promptly as practicable after consummation of the Exchange Offer.

            5.  INDEMNIFICATION.

              (a) The Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, awards, liabilities and judgments ("Losses") arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memoranda or any amendments thereof or supplements thereto (including, without limitation, the financial statements, accounting and statistical data included therein and all schedules and the related notes thereto) or by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Losses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon the information relating to you furnished by you in writing to the Company expressly for use therein and used in conformity therewith; PROVIDED, HOWEVER, that the indemnity obligations arising under this Section 5(a) shall not inure to your benefit or that of any such controlling person if the person asserting any such Losses purchased the Notes from you and if a copy of the Definitive Memorandum was not sent or given by you or on your behalf to such person at or prior to the written confirmation of the sale of the Notes to such person, and if the Definitive Memorandum would have cured the defect giving rise to such Losses.

              (b) In case any action or proceeding (including any governmental investigation or inquiry) shall be brought against you or any person controlling you based upon the Offering Memoranda or any amendment thereof or supplement thereto and with respect to which indemnity may be sought against the Company, you shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel (reasonably satisfactory to you) and the payment of all fees and expenses of such defense; PROVIDED THAT your failure (or the failure by any person controlling you) so to notify the Company shall not relieve the Company of its indemnification obligations under Sections 5(a) and (b) hereof, except to the extent that the Company is materially prejudiced or forfeits substantive rights and defenses by reason of such failure. You or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be the responsibility of you or of such controlling person, unless (i) the employment of such counsel has been authorized in writing by the Company, (ii) the Company has failed promptly to assume the defense and employ counsel (reasonably satisfactory to you), or (iii) the named parties to any such action (including any impleaded parties) include both you or such controlling person and the Company, and you or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to you or such controlling person that are different from or additional to those available to the Company (in all of which cases the Company shall not have the right to assume the defense of such action on behalf of you or such controlling person; it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for you and all such controlling persons, which firm shall be designated in writing by you and that all such fees and expenses shall be reimbursed promptly as they are billed). The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent (not to unreasonably be withheld) and if settled with its written consent or if there is a final judgment for the plaintiff, the Company agrees to indemnify and hold harmless you and each such controlling person from and against any loss or liability by reason of such settlement or judgment. Without limiting the generality of the foregoing, no indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or has been threatened to be made a party where indemnity could have been sought hereunder by such indemnified party; PROVIDED, HOWEVER, that an indemnifying party may effect such a settlement without the consent of the indemnified party if such settlement includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such proceeding or the indemnifying party indemnifies the indemnified party in writing for an amount equal to the maximum liability for all such claims as contemplated above.

              (c) You agree, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all Losses to the same extent as the foregoing indemnity from the Company to you but only with respect to information relating to you furnished in writing by you expressly for use in the Offering Memoranda or any amendment thereof or supplement thereto and used in conformity therewith. In case any action or proceeding shall be brought against the Company, any of its directors, any such officer or any such controlling person based on the Offering Memoranda or any amendment or supplement thereto and in respect of which indemnity may be sought against you, you shall have the same rights and duties as are given to the Company by Section 5(b) hereof (except that if the Company shall have assumed the defense thereof, you shall not be required to do so, and in such case you may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at your expense), and the Company, its directors, each such officer and each such controlling person shall have the same rights and duties as are given to you by Section 5(b) hereof.

              (d) If the indemnification provided for in this Section 5 is unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any Losses, then each indemnifying party, in lieu of, or in addition to, indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and you in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company and you shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total discounts and commissions received by you, bear to the total price of the Notes to investors, in each case as set forth in the table on the cover page of the Definitive Memorandum. The relative fault of the Company and you shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of Losses shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, neither of you shall be required to contribute any amount in excess of the amount by which the total price at which the Notes were offered by you to investors exceeds the amount of any damages that you otherwise were required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Your obligations under this paragraph to contribute are several in proportion to your respective purchase obligations and not joint.

            6. CONDITIONS OF YOUR OBLIGATIONS. Your obligations to purchase and pay for the Notes shall be subject to (i) the accuracy of the representations and warranties of the Company herein contained as of the date hereof and as of the Closing Date, (ii) the presence in any certificates, opinions, written statements or letters furnished pursuant to this Section 6 to you or to your counsel, of any qualification or limitation not previously approved by you, (iii) the performance by the Company of its obligations hereunder required to be performed on or prior to the Closing Date, and (iv) the following additional conditions:

            (a) (i) Since the date of the latest balance sheet included in the Offering Memoranda, there shall not have occurred any Material Adverse Change, or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business, or any change in the capital stock or in the long-term debt of the Company or any of its subsidiaries from that set forth in or contemplated by the Offering Memoranda, (ii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, other than those reflected in or contemplated by the Offering Memoranda, and (iii) on the Closing Date, you shall have received a certificate dated the Closing Date, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, and such other certificates of executive officers of the Company as you may specify in a memorandum of Closing to be delivered to the Company prior to the Closing Date confirming the matters set forth in the introduction to, and this paragraph (a) of, this Section 6.

            (b) On the Closing Date, you shall have received the opinion of King & Spalding, counsel to the Company, dated the Closing Date and addressed to you, and in form and scope satisfactory to you, substantially to the effect that:

                  (i) Each of the Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly qualified and is in good standing as a foreign corporation in the jurisdictions identified in such opinion based on a review by such counsel of corporate statutes set forth in official statutory compilations. The Company has all requisite corporate power and authority to own or lease and operate its properties and to conduct the business in which it is engaged as described in the Offering Memoranda.

                  (ii) As of the Closing Date, the authorized capital stock of the Company consists of 80,000,000 shares of Common Stock, $.25 par value. All of the outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and non-assessable (except for assessments that may be imposed by the laws of governmental authorities of the State of New York with respect to back wages due to employees) and were not issued in violation of or subject to any preemptive, subscription or other similar rights. All of the outstanding shares of capital stock of each subsidiary of the Company owned directly or indirectly of record and, to the knowledge of such counsel, beneficially by the Company (except that the subsidiaries of the Company identified on Schedule 1(f) hereto may not be wholly owned directly or indirectly by the Company because of applicable statutory requirements of the jurisdictions set forth in such schedule) free and clear of all liens, claims, limitations on voting rights, options, security interests and other encumbrances except for (i) those in favor of a wholly owned domestic or of a foreign subsidiary of the Company, (ii) those created in connection with the acquisition of a wholly owned domestic or a foreign subsidiary of the Company, the obtaining of first mortgage financing and the issuance of municipal, industrial development or similar tax exempt securities by certain subsidiaries of the Company and (iii) those to be created or permitted pursuant to the New Credit Agreement and the Credit Documents. To the knowledge of such counsel, there are no outstanding securities of any subsidiary convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of such subsidiary, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating any subsidiary to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such capital stock, and there are no agreements with respect to the voting, sale or transfer of any shares of capital stock of any subsidiary to which such subsidiary is a party.

                 (iii) The Indenture has been duly and validly authorized by the Company and the Guarantors and, when executed and delivered by the Company and the Guarantors (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (whether enforcement is sought in a proceeding at law or in equity), and except insofar as the usury waiver therein may be deemed to be unenforceable. The Notes have been duly and validly authorized for issuance and, when executed and delivered by the Company (assuming the due authorization, execution and delivery of the Indenture by the Trustee and the execution and delivery of certificates of authentication by one of the Trustee's duly authorized officers), will be duly and validly executed, issued, authenticated and delivered and will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (whether enforcement is sought in a proceeding at law or in equity). The Indenture and the Notes conform in all material respects to the descriptions thereof contained in the Offering Memoranda.

                  (iv) This Agreement, the Registration Rights Agreement and the New Credit Agreement (and the Credit Documents) have been duly and validly authorized, executed and delivered by the Company, and each is a valid and binding agreement of the Company enforceable against it in accordance with its terms (except for certain provisions of the New Credit Agreement), subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification and contribution contained herein and therein may be limited by federal or state securities laws or public policy relating thereto.

                   (v) The execution, delivery and performance by the Company and the Guarantors of this Agreement, the Registration Rights Agreement, the New Credit Agreement (and the Credit Documents), the Indenture and the Notes, in each case to the extent a party thereto, and the consummation of the transactions contemplated hereby and thereby, including the issuance, sale and delivery of the Notes, will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice, lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement, indenture or other instrument that has been specified to such counsel in writing by an officer of the Company or of which they otherwise are aware or (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company (as amended and/or restated to date) or, to the knowledge of such counsel, any judgment, decree, order, law, rule or regulation of any court or any public or governmental authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets.

                  (vi) Neither the Company nor any of its affiliates is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of, and is not registered or otherwise required to be registered under, the Investment Company Act, or (ii) a "holding company" or an "affiliate" thereof within the meaning of the Public Utility Act.

                  (vii) Assuming the accuracy of the representations and
            warranties of the Company contained in paragraphs (r), (s) and (t) of Section 1 of this Agreement and your representations and warranties contained in Section 3 of this Agreement, assuming compliance by the Company of its agreements in Section 4(i) of this Agreement and compliance by each of you with your covenants contained in Section 3 of this Agreement, and other than with respect to the transactions contemplated by the Registration Rights Agreement, the issuance and sale of the Notes to you and the reoffering, resale and delivery of the Notes by you, in each case in the manner contemplated in this Agreement and the Offering Memoranda, are exempt from the registration requirements of the Act and it is not necessary to qualify the Indenture under the Trust Indenture Act.

                  (viii) The statements in the Offering Memoranda under the
            caption "Description of the Notes", "Summary of New Credit Agreement", and

            "Exchange Offer; Registration Rights", insofar as they describe the provisions of documents and instruments therein described, constitute fair summaries thereof, accurate in all material respects. The statements in the Offering Memoranda under the captions "Notice to Investors", "Business - Sources of Revenue; Regulation and Other Factors" and "Certain Federal Income Tax Consequences of the Exchange Offer" insofar as they purport to describe federal laws of the United States fairly present in all material respects the information set forth therein.

                  (ix) No consent, approval, waiver, license or other
            authorization by or filing with any public or governmental authority of the federal government of the United States of America, or the States of Delaware, Georgia, or New York is required for the issue and sale of the Notes or the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement, the Registration Rights Agreement, the New Credit Agreement (and the Credit Documents), or the Indenture, except for such as may be required by state securities or "Blue Sky" laws and by federal securities laws in connection with performance of the Company's obligations under the Registration Rights Agreement, and except for those consents, approvals, waivers, licenses or authorizations which heretofore have been obtained or made.

                  (x) To such counsel's knowledge, other than as disclosed in the Offering Memoranda, there is no litigation or governmental proceeding pending or overtly threatened against the Company or any of its subsidiaries which if determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate, have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole.

            In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the

      Company and your representatives and counsel at which conferences the contents of the Offering Memoranda and any amendment thereof or supplement thereto and related matters were discussed and, although such counsel have not undertaken to investigate or verify independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memoranda or any amendment thereof or supplement thereto (except as to matters referred to in the last sentence of clause (iii) and in clause (viii) above), no facts have come to the attention of such counsel that would lead them to believe that the Definitive Memorandum (or any amendment thereof or supplement thereto made prior to the Closing Date), as of its date or as of the Closing Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that no view need be expressed by such counsel with respect to the financial statements and other financial, accounting and related statistical data included in the Definitive Memorandum or any amendment thereof or supplement thereto).

            In furnishing the foregoing opinion, such counsel may rely (A) as to matters involving the application of laws other than the federal laws of the United States, the laws of the State of Georgia, the laws of the State of New York, and the general corporation laws of the State of Delaware (to the extent such counsel deems proper and to the extent specified in such opinion, if at all), upon an opinion or opinions (in form and scope satisfactory to your counsel) of other counsel qualified to opine with respect to the applicable laws or upon a review of corporate statutes set forth in official statutory compilations; and (B) as to matters of fact, to the extent such counsel deems proper and to the extent specified in such opinion, on certificates of responsible officers and other representatives of the Company and the Guarantors, certificates of public officials, and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to your counsel. The opinion of counsel for the Company shall state that the opinion of any such other counsel is in form and scope satisfactory to such counsel and, in such counsel's opinion, you and your counsel are justified in relying thereon.

            (c) On the Closing Date, you shall have received from your counsel, Weil, Gotshal & Manges, an opinion, dated the Closing Date and addressed to you, with respect to matters as you reasonably may require, and the Company shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to opine upon such matters. In furnishing the foregoing opinion, such counsel may rely on opinions of other counsel and certificates in the same respect and to the same extent as counsel in subsection (b) above.

            (d) Concurrently with the execution and delivery of this Agreement, and on the Closing Date you shall have received from Arthur Andersen & Co., a letter addressed to you, dated the date of its delivery, in form and substance satisfactory to you, to the effect set forth in Annex I hereto.

            (e) As of the Closing Date, the Company shall have performed and complied in all material respects with each of its agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

            (f)   Prior to or concurrently with the delivery of the Notes to you
      (i) the Company and each lender that is party to the New Credit Agreement (and the Credit Documents), shall have executed and delivered the agreements governing the same (except Credit Documents not required to be executed in connection with the Initial Loans), all conditions to any borrowing by the Company thereunder on the Closing Date as contemplated by the Definitive Memorandum shall have been satisfied or waived and the lenders shall have advanced the funds contemplated to be borrowed by the Company under the New Credit Agreement, on the Closing Date as described in the Offering Memoranda and (ii) all conditions precedent requisite for the defeasance and subsequent redemption (except the furnishing of notice of redemption to holders which shall be mailed to holders of the 7 1/2% Debentures on May 3, 1994) by the Company of its 7-1/2% Debentures and the retirement of certain senior indebtedness as contemplated by the Definitive Memorandum shall have been satisfied.

            (g) On or prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you reasonably may request in a memorandum of Closing furnished to the Company prior to the Closing Date.

            (h) Concurrently with the execution and delivery of this Agreement and on or prior to the Closing Date, you shall have received from KPMG Peat, Marwick, a "comfort letter" addressed to you, with respect to the Target Hospitals, in form and substance reasonably satisfactory to you.

            If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, all of your obligations hereunder may be canceled by you at, or at any time prior to, the Closing Date.

            7.  EFFECTIVE DATE OF AGREEMENT AND TERMINATION.

              (a)  This Agreement shall become effective upon its execution.

              (b) This Agreement may be terminated at any time prior to the Closing Date by you upon notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is provided in the Definitive Memorandum, any adverse change or development involving a prospective adverse change in, or affecting particularly the condition (financial or otherwise) of the Company, any of its subsidiaries, or the earnings, affairs, or business prospects of the Company or any of its subsidiaries, whether or not arising in the ordinary course of business, which would, in your reasonable judgment, make it impracticable to market the Notes on the terms and in the manner specified in the Offering Memoranda, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions, if the effect of such outbreak, escalation, calamity, crisis or change on the financial markets of the United States or elsewhere would, in your reasonable judgment, make it impracticable to market the Notes on the terms and in the manner specified in the Offering Memoranda, (iii) any suspension of trading in securities on the New York Stock Exchange, Inc., the American Stock Exchange or the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or the imposition of any limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange or NASDAQ, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable judgment materially and adversely affects, or will materially and adversely affect, the business or operations of the Company and its subsidiaries, taken as a whole,
(v) the declaration of a banking moratorium by either federal or New York State authorities, or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable judgment could have a material adverse effect on the financial markets in the United States.

            8.  MISCELLANEOUS.

              (a) Notices given pursuant to any provision of this Agreement shall be given by telex or facsimile transmission or by notice in writing hand delivered or by certified mail, postage prepaid, return receipt requested. All such notices shall be sent to the telex number, facsimile transmission number or address (as the case may be) as follows: (i) if to the Company, to Charter Medical Corporation, 577 Mulberry Street, Macon, Georgia 31298, Attention:
Chief Financial Officer (facsimile transmission no. (912) 751-2832), with a copy to King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303-1763,
Attention: Philip A. Theodore, Esq. (facsimile transmission no. (404) 572-5145) and (ii) if to you, to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department (facsimile transmission no.
(212) 272-3092), with copies to Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York 10153, Attention: Clifford E. Neimeth, Esq. (facsimile transmission no. (212) 310-8007); and to BT Securities Corporation, 130 Liberty Street, 30th Floor, New York, New York 10006, Attention: Corporate Finance Department (facsimile transmission no. (212) 250-7218).

              (b) The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors and each of you set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of you or by or on behalf of the officers or directors of the Company or any controlling person of the

Company, (ii) acceptance of the Notes and payment for them hereunder, and (iii) termination of this Agreement.

              (c) If this Agreement shall be terminated by you because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company shall reimburse you for all out-of-pocket expenses (including the fees and disbursements of your counsel) reasonably incurred by you.

              (d) Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, you, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement and the term "successors and assigns" shall not include a purchaser of any of the Notes from you merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser of the Notes from you is intended to be a beneficiary of the Company's covenants contained in the Registration Rights Agreement to the same extent as if the Notes were sold and those covenants were made directly to such purchaser by the Company, and each such purchaser shall have the right to take action against the Company to enforce, and obtain monetary recovery for damages resulting from any breach of, those covenants.

              (e) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to instruments made and performed wholly in such state and without regard to the choice of law provisions of such state.

              (f) This Agreement may be signed in counterparts, all of which taken together shall constitute but one and the same original instrument.

            Please confirm that the foregoing correctly sets forth the mutual agreement and understanding between the Company and you as to the subject matter herein set forth.

                              Very truly yours,

                            CHARTER MEDICAL CORPORATION


                              By:   /s/ Lawrence W. Drinkard
                                    -----------------------------------
                                    Lawrence W. Drinkard
                                    Executive Vice President

Accepted in New York, New York
April 22, 1994


BEAR, STEARNS & CO. INC.


By: /s/ Curtis S. Lane
    -------------------------------------
    Name:  Curtis S. Lane
    Title: Senior Managing Director


BT SECURITIES CORPORATION


By: /s/ Edmund H. Driggs
    --------------------------------------
    Name:  Edmund H. Driggs
    Title: Managing Director

                      SCHEDULE 1 (d) TO PURCHASE AGREEMENT

1. Indenture, dated as of July 21, 1992, among Charter Medical Corporation, as Issuer of 7 1/2% Senior Subordinated Debentures due 2003, the parties named therein, as Guarantors, and Society National Bank, as Trustee.

2. Amended and Restated Credit Agreement, dated July 21, 1992, among Charter Medical Corporation and certain financial institutions.

3. Amended and Restated Credit Agreement, dated July 21, 1992, among certain subsidiaries of Charter Medical Corporation and certain financial institutions.

4. Mortgage, Deed of Trust, Trust Deed, Assignment, Security Agreement and Fixture Filing, dated as of August 30, 1989, by Charter Hospital of Sacramento, Inc. (subsequently Charter Behavioral Health System of Northern California, Inc.) to Chicago Title Insurance Company, the trustee thereunder to the extent that the Mortgage operates as a deed of trust or trust deed to public trustee; and for the benefit of Citibank, N.A., as agent (in such capacity, the "Agent") for the "Lenders" party to the Credit Agreement (as such term is defined in the Mortgage) to the extent the Mortgage operates as a mortgage and the beneficiary thereunder to the extent the Mortgage operates as a deed of trust, trust deed or deed of trust to public trustee (collectively, the "Mortgagee"); recorded in Series No. 48463, filed in Placer County, California on August 31, 1989.

5. Mortgage, Deed of Trust, Trust Deed, Assignment, Security Agreement and Fixture Filing, dated as of August 30, 1989, by Charter Hospital of San Diego, Inc. (subsequently Charter San Diego Behavioral Health System, Inc.) to the Mortgagee; recorded [as file No. 89-47153], filed in San Diego County, California on August 31, 1989.

6. Mortgage, Deed of Trust, Trust Deed, Assignment, Security Agreement and Fixture Filing, dated as of August 30, 1989, by Charter Medical-Vigo County, Inc. (subsequently Charter Terre Haute Behavioral Health System, Inc.) to the Mortgagee; recorded in Book X-19, page 360, filed in the Recorder's Office of Vigo County, Indiana on August 31, 1989.

                       SCHEDULE 1(f) TO PURCHASE AGREEMENT

                                                  COUNTRY OF
NAME OF FOREIGN SUBSIDIARY                        INCORPORATION
- --------------------------                        -------------

Charter Medical (Cayman Islands) Ltd.             Cayman Islands, BWI
Golden Isle Assurance Company Ltd.                Bermuda
Plymouth Insurance Company, Ltd.                  Bermuda
Societe Anonyme de la Metairie                    Switzerland

                                                               ANNEX I


            Pursuant to Section 6(d) of the Purchase Agreement, Arthur Andersen & Co. shall furnish letters to the Representatives (as defined below) to the effect that:

      (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the published Rules of Conduct of the American Institute of Certified Public Accountants;

      (ii) In their opinion, the financial statements (including, in the footnotes thereto, the combined Subsidiary Guarantors and the combined non-guarantor affiliates of the Company (collectively, the "SAB 53 Information")) and any supplementary financial information and schedules which have been audited by them and included in the Offering Memoranda comply as to form in all material respects with generally accepted accounting principles; and, to the extent applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements of the Company included in the Offering Memoranda;

      (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Offering Memoranda agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

      (iv) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Offering Memoranda, inquiries of officials of the Company and its subsidiaries responsible for financial, internal audit and control and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

            (A) the unaudited consolidated statements of income, consolidated balance sheets, consolidated statements of cash flows and consolidated statement of stockholder equity included in the Offering Memoranda are not in conformity with generally accepted accounting principles applied on a basis consistent in all material respects with the basis for the audited consolidated statements of income, consolidated balance sheets, consolidated statements of cash flows and consolidated statements of changes in equity included in the Offering Memoranda;

            (B) any other unaudited income statement data and balance sheet items included in the Offering Memoranda do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis consistent in all material respects with the basis for the corresponding amounts in the audited consolidated financial statements included in the Offering Memoranda;

            (C) the unaudited financial statements which were not included in the Offering Memoranda but from which were derived any unaudited condensed financial statements of the type referred to in clause (A) above and any unaudited income statement data and balance sheet items included in the Offering Memoranda and of the type referred to in clause (B) above were not determined on a basis consistent in all material respects with the basis for the audited consolidated financial statements included in the Offering Memoranda;

            (D) any unaudited pro forma consolidated condensed financial statements included in the Offering Memoranda are not in conformity with generally accepted accounting principles as described in the requirements of Rule 11-02 of Regulation S-X or the pro forma adjustments with regard to the Refinancing adjustments have not been properly applied to the historical amounts in the compilation of those statements;

            (E) as of a specified date disclosed in such letter, there have been any changes in the consolidated capitalization (other than issuances of capital stock upon the exercise of stock options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Offering Memoranda) or any increase in the consolidated long-term indebtedness of the Company and its subsidiaries, or any decreases in consolidated net current assets or net assets or other items specified by the Representatives or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Offering Memoranda, except in each case for changes, increases or decreases which the Offering Memoranda discloses have occurred or may occur or which are described in such letter; and

            (F) for the period from the date of the latest financial statements included in the Offering Memoranda to the specified date referred to in clause (E) above there were any decreases in consolidated net revenues or operating income or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Offering Memoranda discloses have occurred or may occur or which are described in such letter; and

      (v) In addition to the audit referred to in their report(s) included in the Offering Memoranda and the aforementioned limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and
(iv) above, they have carried out certain customary specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting books and records of the Company and its subsidiaries, which appear in the Offering Memoranda, or in exhibits and schedules thereto specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                                             EXHIBIT A


                              $375,000,000

                       CHARTER MEDICAL CORPORATION

                 11 1/4% Senior Subordinated Notes due 2004

                 EXCHANGE AND REGISTRATION RIGHTS AGREEMENT


                                                          April 22, 1994



Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

BT Securities Corporation
130 Liberty Street
30th Floor
New York, New York  10006

Dear Sirs:

            Charter Medical Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to Bear, Stearns & Co. Inc. and BT Securities Corporation (the "Initial Purchasers"), upon the terms and subject to the conditions set forth in the purchase agreement of even date and executed concurrently herewith (the "Purchase Agreement"), $375,000,000 aggregate principal amount of its 11 1/4% Senior Subordinated Notes due 2004 (the "Notes"). The Notes will be issued pursuant to an indenture (the "Indenture") to be dated as of the Closing Date, between the Company, the guarantors party thereto (the "Guarantors") and Marine Midland Bank, as trustee (the "Trustee"), in each case substantially in the form previously furnished to you. All capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Purchase Agreement. As an inducement to you to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, the Company agrees with you, for the benefit of the holders of the Notes (including you as the Initial Purchasers thereof), as follows:

            1.  REGISTERED EXCHANGE OFFER.

            (a) The Company shall prepare and, as soon as practicable after the Closing Date, file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Exchange Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "Act"), with respect to a proposed offer (the "Registered Exchange Offer") to the holders of the Notes to issue and deliver to such holders, in exchange for the Notes, a corresponding principal amount of senior subordinated debt securities of the Company identical in all material respects (except with respect to legends which restrict the transfer thereof) to the Notes (the "Exchange Notes"), shall use its best efforts to cause the Exchange Registration Statement to become effective under the Act no later than 90 days after the Closing Date and, upon the effectiveness of such registration statement, shall commence the Registered Exchange Offer and shall cause the same to remain open for acceptance for not less than 20 business days (but in no event longer than 30 days after the date the Exchange Registration Statement is declared effective subject to any extensions required by applicable law), and to be conducted in accordance with such procedures, as may be required by applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, without limitation, the requirements of Rule 13e-4 (other than the filing requirements of such Rule) and Regulation 14E under the Exchange Act; it being the objective of such Registered Exchange Offer to enable each holder of Notes electing to exchange its Notes for Exchange Notes (assuming that such holder is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, acquires the Exchange Notes in the ordinary course of such holder's business and has no arrangements with any person to participate in a public distribution of the Exchange Notes within the meaning of the Act) to trade in such Exchange Notes from and after their receipt without any limitations or restrictions on transfer under the Act or the Exchange Act and without material restrictions on transfer under the securities and "Blue Sky" laws of a substantial proportion of the several states of the United States.
The Initial Purchasers acknowledge and agree that the foregoing statement of the objective of the Registered Exchange Offer is based upon existing interpretations of the staff of the Commission's Division of Corporation Finance (the "Staff"), which interpretations are subject to change without notice.

            (b) Subject to interpretations of the Staff then applicable, the Company shall indicate in a "Plan of Distribution" section contained in the final prospectus filed pursuant to Rule 424 under the Act and constituting a part of the Exchange Registration Statement that any broker or dealer registered as such under Section 15 of the Exchange Act (each a "Broker-Dealer") who holds Notes that were acquired for its own account as a result of market-making or other trading activities (other than Notes acquired directly from the Company), may exchange such Notes for Exchange Notes pursuant to the Registered Exchange Offer; PROVIDED, HOWEVER, that such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and, therefore, must deliver a prospectus satisfying the requirements of the Act in connection with any resales of the Exchange Notes received by it in the Registered Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the final prospectus contained in the Exchange Registration Statement. Such "Plan of Distribution" section also shall state that the delivery by a Broker-Dealer of the final prospectus relating to the Registered Exchange Offer in connection with resales of Exchange Notes shall not be deemed to be an admission by such Broker-Dealer that it is an "underwriter" within the meaning of the Act, and shall contain all other information with respect to resales of the Exchange Notes by Broker-Dealers that the Commission may require in connection therewith, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the principal amount of Exchange Notes held by any such Broker-Dealer, except to the extent required by the Staff as a result of a change in its interpretations with respect thereto after the date of this Agreement.

            (c) In connection with the Registered Exchange Offer and the offer and sale of Exchange Notes by Broker-Dealers as contemplated in Section 1(b) above, the Company shall take all such other and further action, including making appropriate filings under state securities and "Blue Sky" laws and delivering such number of copies of the final prospectus relating to the Registered Exchange Offer as any Broker-Dealer proposing to deliver the same in connection with its resales of Exchange Notes reasonably may request, as may be necessary to realize the foregoing objectives. The Company shall cause the Exchange Registration Statement to remain current and continuously effective for a period of 180 days from the date on which such registration statement is first declared effective, and shall supplement or amend from time to time the prospectus contained therein to the extent necessary to permit such prospectus (as so supplemented or amended) to be delivered by Broker-Dealers in connection with their resales of Exchange Notes as aforesaid.

            2.  SHELF REGISTRATION.

      In the event that applicable interpretations of the Staff do not permit the Company to effect the Registered Exchange Offer or if for any other reason the Registered Exchange Offer is not consummated within 120 days after the Closing Date, or if the Initial Purchasers so request with respect to Notes not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer or if any holder of Notes determines that it is not eligible to participate in the Registered Exchange Offer or does not receive freely tradeable Exchange Notes in the Registered Exchange Offer and so requests, the following provisions shall apply:

            (a) The Company shall promptly file with the Commission and thereafter shall use its best efforts to cause to be declared effective a registration statement on an appropriate form under the Act relating to the offer and sale of the Notes by the holders thereof from time to time in accordance with the methods of distribution set forth in such registration statement and Rule 415 under the Act (hereafter, a "Subordinated Notes Shelf Registration Statement").

            (b) The Company agrees to use its best efforts to keep the Subordinated Notes Shelf Registration Statement current and continuously effective in order to permit the prospectus included therein to be usable by the holders of the Notes for a period of three years from the date such registration statement is declared effective by the Commission or such shorter period that shall terminate when all the Notes covered by the Subordinated Notes Shelf Registration Statement have been sold pursuant thereto; PROVIDED that the Company shall be deemed not to have used its best efforts to keep the Subordinated Notes Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in holders of the Notes covered thereby not being able to offer and sell such Notes during that period, unless such action is required by applicable law, and PROVIDED, FURTHER, that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including, without limitation, the acquisition or divestiture of a material portion of its assets, so long as the Company promptly thereafter complies with the requirements of Section 3(i) hereof, if applicable. Any such period during which the Company fails to keep the Subordinated Notes Shelf Registration Statement effective and usable for offers and sales of Notes is hereafter referred to as a "Suspension Period." A Suspension Period shall commence on and include the date on which the Company provides notice that the Subordinated Notes Shelf Registration Statement is no longer effective or that the prospectus included therein is no longer usable for offers and sales of Notes and shall end on the date when each seller of Notes covered by the Subordinated Notes Shelf Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 3(i) hereof or is advised in writing by the Company that use of the prospectus may be resumed. If one or more Suspension Periods occur, the three-year time period referenced above shall be extended by a period which is not less than the aggregate number of days included in all Suspension Periods.

            (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Subordinated Notes Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement,
(i) to comply in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission promulgated thereunder and
(ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            3. REGISTRATION PROCEDURES. In connection with any Subordinated Notes Shelf Registration Statement to be filed pursuant to Section 2 hereof, and, to the extent applicable, any Exchange Offer Registration Statement pursuant to Section 1 hereof, the following provisions shall apply:

            (a) The Company shall furnish to you, prior to the filing thereof with the Commission, a copy of the applicable registration statement and each amendment thereof and each supplement, if any, to the prospectus included therein and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as you reasonably may propose.

            (b) The Company shall advise you and the holders of the Notes or the Exchange Notes, and, if requested by you or any such holder, confirm such advice in writing:

                  (i) when the registration statement and any amendment thereto has been filed with the Commission and when the registration statement or any post-effective amendment thereto has become effective;

                  (ii) of any request by the Commission for amendments or
            supplements to the registration statement or the prospectus included therein or for additional information (including schedules and exhibits);

                  (iii) of the issuance by the Commission of any stop order
            suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose;

                  (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes or the Exchange Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                  (v) of the occurrence of any event that requires the making of any changes in the registration statement or the prospectus necessary in order to make the statements contained therein not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

            (c) The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible time.

            (d) The Company shall furnish to each holder of the Notes or the Exchange Notes included within the coverage of the Exchange Offer Registration Statement or the Subordinated Notes Shelf Registration Statement, as the case may be, without charge, at least one copy of the applicable registration statement and any post-effective amendment thereto, including financial statements and schedules, and, if the holder so requests in writing, all exhibits (including those incorporated by reference).

            (e) The Company shall deliver to each holder of Notes or Exchange Notes included within the coverage of the

Exchange Offer Registration Statement or the Subordinated Notes Shelf Registration Statement, as the case may be, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the registration statement and any amendment or supplement thereto as such persons reasonably may request; the Company consents to the use of the prospectus or any amendment or supplement thereto by each of the selling holders of the Notes or the Exchange Notes in connection with the offering and sale of the Notes or the Exchange Notes covered by the prospectus or any amendment or supplement thereto.

            (f) Prior to any public distribution of the Notes or the Exchange Notes pursuant to the Exchange Offer Registration Statement or the Subordinated Notes Shelf Registration Statement, as the case may be, the Company shall register or qualify or cooperate with the holders of the Notes or the Exchange Notes included therein and their respective counsel in connection with the registration or qualification of such Notes or Exchange Notes for offer and sale under the securities or "Blue Sky" laws of such jurisdictions as any seller reasonably requests in writing and shall do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Notes or the Exchange Notes covered by the Registered Exchange Offer or the Subordinated Notes Shelf Registration Statement, as the case may be; PROVIDED that the Company shall not be required to qualify generally to conduct business in any jurisdiction where it is not then so qualified or to post any bond or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

            (g) The Company shall make available at reasonable times for inspection by (i) each of the selling holders of the Notes or the Exchange Notes included within the coverage of the Registered Exchange Offer or the Subordinated Notes Shelf Registration Statement, as the case may be, (ii) any underwriter participating in any distribution pursuant to the Registered Exchange Offer or the Subordinated Notes Shelf Registration Statement, as the case may be, and (iii) any attorney or accountant retained by such holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and shall cause the Company's officers, directors and employees to supply all information reasonably requested by any such holder, underwriter, attorney or accountant in connection with the Registered Exchange Offer or the Subordinated Notes Shelf Registration Statement, as the case may be, subsequent to the filing thereof and prior to its effectiveness.

            (h) The Company shall cooperate with the holders of the Notes or the Exchange Notes to facilitate the timely preparation and delivery of certificates evidencing the Notes or the Exchange Notes free of any restrictive legends thereon and in such denominations and registered in such names as the holders may request prior to sales of the Notes or the Exchange Notes pursuant to the Exchange Offer Registration Statement or the Subordinated Notes Shelf Registration Statement, as the case may be.

            (i) Upon the occurrence of any event contemplated by paragraph 3(b)(v) above, the Company promptly shall prepare a post-effective amendment to the applicable registration statement or a supplement to the related prospectus and/or file any other required document so that, as thereafter delivered to purchasers of the Notes or the Exchange Notes, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading.

            (j) Not later than the effective date of the applicable registration statement, the Company shall have obtained and shall communicate to you a CUSIP number for the Notes or the Exchange Notes, as the case may be, and provide the Trustee with printed certificates for the Notes or Exchange Notes, as the case may be, in a form eligible for deposit with CEDE & Co. or an otherwise eligible securities custodian, and trading through The Depositary Trust Company book-entry transfer and delivery system.

            (k) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter next following the effective date of each of the Exchange Registration Statement or the Subordinated Notes Shelf Registration Statement, which statements shall cover such 12-month period. The Company may, at its option, satisfy such requirement by complying with Rule 158 under the Act.

            (l) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended.

            (m) The Company may require each holder of Notes to be sold pursuant to the Subordinated Notes Shelf Registration Statement to furnish to the Company such information regarding the holder and the intended method of distribution by such holder of such Notes as the Company may from time to time reasonably require for inclusion in such registration statement. The Company may also require each such holder to provide to the Company an undertaking confirming the holder's obligations to the Company pursuant to this Section 3(m), Section 3(n), Section 3(o) and Section 5(b) hereof.

            (n) In the case of a Shelf Registration Statement, each holder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 3(b)(v) hereof, such holder shall promptly discontinue any resale of the Notes pursuant to the Shelf Registration Statement until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Sections 3(d) and 3(e) hereof. If the Company shall give any such notice to suspend any resale of Notes pursuant to the Shelf Registration Statement, the Company shall extend the period during which the Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the holder shall have received copies of the supplemented or amended prospectus necessary to resume such dispositions.

            (o) In case of an Exchange Offer Registration Statement, each holder agrees that, prior to its exchange of Notes for Exchange Notes, it shall make certain representations to the Company, including (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in a public distribution (within the meaning of the Act) of the Exchange Notes, and (iii) it is not an "affiliate", as defined in Rule 405 of the Act, of the Company, or if it is such an affiliate, that it shall comply with the registration and prospectus delivery requirements of the Act to the extent applicable to it. In addition, each holder who is not a Broker-Dealer shall represent that it is not engaged in, and does not intend to engage in, a public distribution of the Exchange Notes.

            4. REGISTRATION EXPENSES. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 1 through 3 hereof and, in the event of a Subordinated Notes Shelf Registration

Statement, shall bear or reimburse the holders of the Notes for the reasonable fees and disbursements of one firm of counsel designated by the holders of a majority in principal amount of the Notes (outstanding within the meaning of the Indenture) to act as counsel for all holders of the Notes in connection therewith.

            5.  INDEMNIFICATION.

            (a) INDEMNIFICATION BY THE COMPANY.  In the event of a
Subordinated Notes Shelf Registration Statement, the Company agrees to indemnify and hold harmless each holder of Notes and in the case of the Registered Exchange Offer, the Company agrees to indemnify and hold harmless each Broker-Dealer who holds Exchange Notes acquired for its own account pursuant to the Exchange Offer, and, in each such case, agrees to further indemnify and hold harmless such holder's or Broker-Dealer's officers, directors, employees and agents and each person who controls such holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each such person being sometimes hereafter referred to as an "Indemnified Holder") from and against any and all losses, claims, damages, liabilities, awards and judgments (collectively, "Losses") arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or in any amendment thereof or supplement thereto or in any preliminary prospectus relating to the Subordinated Notes Shelf Registration Statement, the Registered Exchange Offer or the delivery by Broker-Dealers who are required to do so of the final prospectus contained in the Exchange Registration Statement in connection with their resales of the Exchange Notes, as the case may be, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Losses are caused by any such untrue statement or omission based upon information relating to such holder furnished in writing to the Company by such holder expressly for use therein and used in conformity therewith; PROVIDED, HOWEVER, that the indemnity obligations of the Company arising under this Section 5(a) with respect to the Subordinated Notes Shelf Registration Statement and Registered Exchange Offer, shall not inure to your benefit or that of any such controlling person if the person asserting any such Losses purchased the Notes or the Exchange Notes from you and if a copy of the final prospectus contained in the Subordinated Notes Shelf Registration Statement or Exchange Offer Registration

Statement, as the case may be, was not sent or given by you or on your behalf to such person at or prior to the written confirmation of the sale of the Notes or the Exchange Notes to such person, and if such final prospectus would have cured the defect giving rise to such Losses. This indemnity is and will be in addition to any liability which the Company otherwise may have. The Company also will indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who controls such persons (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of the Notes or the Exchange Notes, as the case may be, if so requested of the Company.

            In case any action shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel (reasonably satisfactory to such Indemnified Holder) and the payment of all fees and expenses of such defense; PROVIDED, HOWEVER, that the failure to so notify the Company shall not relieve the Company of its indemnification obligations pursuant to this Section 5 except to the extent the Company is materially prejudiced or forfeits substantive rights and defenses by reason of such failure. Such Indemnified Holder shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder unless (a) the employment of such counsel has been authorized in writing by the Company or (b) the Company has failed promptly to assume the defense and to employ counsel (reasonably satisfactory to such Indemnified Holder) or (c) the named parties to any such action (including any impleaded parties) include both such Indemnified Holder and the Company, and such Indemnified Holder shall have been advised by such counsel that there may be one or more legal defenses available to such Indemnified Holder which are different from or additional to those available to the Company (in all of which cases the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Holder; it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for such Indemnified Holder and any other Indemnified Holders, which firm shall be designated in writing by such Indemnified Holders and that all such fees and expenses shall be reimbursed as they are billed). The Company shall not be liable for any settlement of any such action effected without its written consent (not to be unreasonably withheld) and if settled with its written consent, the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement. Without limiting the generality of the foregoing, the Company shall not, without the prior written consent of the Indemnified Holder, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Holder is a party where indemnity could have been sought hereunder by such Indemnified Holder; PROVIDED, HOWEVER, that the Company may effect such a settlement without the consent of any Indemnified Holder if such settlement includes an unconditional release of such Indemnified Holder from all liability for claims that are the subject matter of such proceeding or the Company indemnifies the Indemnified Holder in writing for an amount equal to the maximum liability for all such claims as contemplated above.

            (b) INDEMNIFICATION BY HOLDERS. In the event of a Subordinated Notes Shelf Registration Statement, each holder of Notes agrees to indemnify and hold harmless the Company, its directors and officers, employees and agents and each person, if any, who controls the Company within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act from and against any and all Losses to the same extent as the foregoing indemnity from the Company to such holder, but only with respect to information relating to such holder or the plan of distribution furnished in writing by such holder expressly for use in any registration statement or prospectus or any amendment or supplement thereto or any preliminary prospectus relating to the Subordinated Notes Shelf Registration Statement; PROVIDED, HOWEVER, that no such holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such holder from the sale of Notes pursuant to the Subordinated Notes Shelf Registration Statement. In case any action shall be brought against the Company or its directors, officers, employees or agents or any such controlling person, in respect of which indemnity may be sought against a holder of Notes, such holder shall have the rights and duties given to the Company, and the Company or its directors, officers, employees or agents or such controlling person shall have the same rights and duties given to each holder by Section 5(a) hereof. The Company shall be entitled to receive indemnification from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement or any amendment or supplement thereto or any preliminary prospectus.

            (c)  CONTRIBUTION.  If the indemnification provided for in this
Section 5 is unavailable or otherwise insufficient to hold harmless an indemnified party under Section 5(a) or Section 5(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any Losses, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Indemnified Holder on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Indemnified Holder in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company and of the Indemnified Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and you, on behalf of the holders of the Notes and the Exchange Notes, agree that it would not be just and equitable if contribution pursuant to this Section 5(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 5(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            6. ADDITIONAL INTEREST UNDER CERTAIN CIRCUMSTANCES; REMEDIES. In the event that (i) the Exchange Registration Statement is not filed with the Commission on or prior to June 30, 1994, or (ii) the Registered Exchange Offer is not consummated pursuant to its terms or the Subordinated Notes Shelf Registration Statement is not declared effective on or prior to August 31, 1994, the interest rate borne by the Notes shall be increased by 50 basis points per annum following such June 30, 1994 date in the case of clause (i) above, or such August 31, 1994 date in the case of clause (ii) above. Such interest rate shall increase by an additional 25 basis points per annum at the beginning of each subsequent 30-day period in the case of clause (i) above (commencing with the period beginning on July 1, 1994), or 60-day period in the case of clause (ii) above (commencing with the period beginning on September 1, 1994), up to a maximum aggregate increase of 150 basis points per annum. Upon (x) the filing of the Exchange Offer Registration Statement in the case of clause (i) above, or (y) the consummation of the Registered Exchange Offer or the effectiveness of the Subordinated Notes Shelf Registration Statement in the case of clause (ii) above, the interest rate borne by the Notes shall be reduced from and including the date on which any of the events specified in clause (x) or (y) occur by the amount of any increase in such rate (by reason of this Section 6) from the interest rate of the Notes existing on the date of original issuance thereof.

            For all purposes of this Section 6, interest on the Notes shall accrue and be calculated on the basis of a 360-day year comprised of twelve, 30-day months.

            7.  MISCELLANEOUS.

            (a) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent from the holders of a majority in outstanding principal amount of the Notes (insofar as such matters relate to the Notes) or the Exchange Notes (insofar as such matters relate to the Exchange Notes).

            (b) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to a holder of Notes or Exchange Notes, at the most current address given by such holder to the Company in accordance with the provisions of this Section 7(b), which address initially is, with respect to each holder, the address of such holder to which confirmation of the sale of Notes was first sent by you, with a copy in like manner to you at your address first above written,
            Attention: Corporate Finance Department, in the case of Bear, Stearns & Co. Inc. and Attention: Corporate Finance Department, in the case of BT Securities Corporation;

                  (ii)  if to you, to your address first above written,
            Attention: Corporate Finance Department, in the case of Bear, Stearns & Co. Inc. and Attention: Corporate Finance Department, in the case of BT Securities Corporation; and

                  (iii) if to the Company, initially at its address set forth in the Purchase Agreement.

            All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged by recipient's telecopy operator, if telecopied; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

            (c) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent holders of the Notes.

            (d) COUNTERPARTS. This agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

            (e) HEADINGS. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (f) GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to instruments made and performed wholly in such state but without regard to the conflicts of laws provisions thereof.

            (g) SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            Please confirm that the foregoing correctly sets forth the mutual agreement and understanding between the Company and you with respect to the subject matter hereof.

                              Very truly yours,

                              CHARTER MEDICAL CORPORATION


                              By: /S/ Lawrence W. Drinkard
                                  ------------------------------------
                                  Lawrence W. Drinkard
                                  Executive Vice President



Accepted in New York, New York
April 22, 1994

BEAR, STEARNS & CO. INC.


By: /S/ Curtis S. Lane
    -------------------------------
    Name:  Curtis S. Lane
    Title: Senior Managing Director


BT SECURITIES CORPORATION


By: /S/ Edmund H. Driggs
    -------------------------------
    Name:  Edmund H. Driggs
    Title: Managing Director